EXHIBIT (a)(1)(F)
Confirmation E-mail to Employees who Elect to Participate in the
Offer to Amend the Exercise Price of Certain Options
     Amkor Technology, Inc. has received your election form, by which you elected to have certain eligible options amended and to receive cash payments, subject to the terms and conditions of the offer.
     If you change your mind, you may withdraw your election as to some or all of your eligible options by submitting a properly completed and signed withdrawal form before 5:00 p.m., Mountain Time, December 21, 2006, via fax or e-mail to:
Tammy Honnas
Amkor Technology, Inc.
Fax: (480) 722-0676
E-mail: 409A@amkor.com
     Only responses that are complete, signed and actually received by Tammy Honnas by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Tammy Honnas at phone number (480) 821-2408, at extension 5144. If you have questions about the terms of this offer affecting your options, please direct them to Jerry Allison at:
Jerry Allison
Amkor Technology, Inc.
Tel: (480) 821-5000
E-mail: 409A@amkor.com
     Please note that our receipt of your election form is not by itself an acceptance of the options for amendment. For purposes of the offer, Amkor will be deemed to have accepted options for amendment that are validly tendered and not properly withdrawn by you as of when Amkor gives oral or written notice to the option holders generally of its acceptance for amendment of such options, which notice may be made by press release, e-mail, or other method of communication. Amkor’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.
     This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the e-mail from James J. Kim, dated November 22, 2006; (3) the election form; (4) the withdrawal form, (5) the presentation by Deloitte & Touche LLP describing the Offer to Amend, and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Amkor’s intranet site at http://aanet.amkor.com/, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may access your personalized addendum by contacting Tammy Honnas at phone number (480) 821-2408, at extension 5144.

EXHIBIT (a)(1)(F)
Confirmation E-mail to Employees who Withdraw their Stock Options from the
Offer to Amend the Exercise Price of Certain Options
     Amkor Technology, Inc. has received your withdrawal form, by which you withdrew your prior acceptance of Amkor’s offer to amend your eligible outstanding options.
     If you change your mind, you may once again elect to amend some or all of your eligible options by completing and signing the election form which was previously provided to you, and submitting it before 5:00 p.m., Mountain Time, December 21, 2006, via fax or e-mail to:
Tammy Honnas
Amkor Technology, Inc.
Fax: (480) 722-0676
E-mail: 409A@amkor.com
     Only responses that are complete, signed and actually received by Tammy Honnas by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Tammy Honnas at phone number (480) 821-2408, at extension 5144. If you have questions about the terms of this offer affecting your options, please direct them to Jerry Allison at:
Jerry Allison
Amkor Technology, Inc.
Tel: (480) 821-5000
E-mail: 409A@amkor.com
     This notice does not constitute the Offer to Amend. The full terms of the offer are described in (1) the Offer to Amend; (2) the e-mail from James J. Kim, dated November 22, 2006; (3) the election form; (4) the withdrawal form, (5) the presentation by Deloitte & Touche LLP describing the Offer to Amend, and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through Amkor’s intranet site at http://aanet.amkor.com/, or through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may access your personalized addendum by contacting Tammy Honnas at phone number (480) 821-2408, at extension 5144.